SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 46

THE MEXICO FUND, INC.

(Exact Name of Registrant as Specified in Charter)

1775 I Street, N.W., Suite 1100

Washington, DC 20006

Registrant’s telephone number, including Area Code (202) 261-7941

Sander M. Bieber, Esquire

Dechert LLP

1775 I Street, N.W., Suite 1100

Washington, D.C. 20006

(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.  ☐

It is proposed that this filing will become effective (check appropriate box)

☐  when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

☒ immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:

(1)	Facing Sheet of the Registration Statement

(2)	Part C of the Registration Statement (including signature page) and

(3)	Exhibit to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 43 to this Registration Statement (File No. 811-02409) filed on September 17, 2004.

The Financial Statements are incorporated by reference from the Fund’s Annual Report (File No. 811-02409) filed on December 29, 2005.

This amendment is being filed solely to file Exhibit Nos. (g), (j)(1),(k)(1), (k)(4), (n)(3) and (r) to this Registration Statement relating to the First Amended and Restated Investment Advisory and Management Agreement, Custody Agreement, Amended and Restated Administrative Services Agreement, Dechert Service Agreement, Power of Attorney, and Code of Ethics.

PART C

OTHER INFORMATION

Registrant’s (i) First Amended and Restated Investment Advisory and Management Agreement, dated March 8, 2006, (ii) Custody Agreement, dated March 14, 2006; (iii) Amended and Restated Administrative Services Agreement, dated March 8, 2006; (iv) Dechert Service Agreement, dated March 8, 2006; (v) Power of Attorney; and (vi) Code of Ethics, amended as of March 8, 2006, are filed herewith as Exhibits (g), (j)(1), (k)(1), (k)(4), (n)(3), and (r) respectively.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 46 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 17th day of May, 2006. The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.

THE MEXICO FUND, INC.

José Luis Gómez Pimienta President*

By:	/s/ Dilia M. Caballero
Dilia M. Caballero
As Attorney-in-Fact

*	Pursuant to Power of Attorney filed herewith as Exhibit (n)(3).

*	President, Director and Principal Executive Officer	May 17, 2006
José Luis Gómez Pimienta
*	Treasurer and Principal Financial and Accounting Officer	May 17, 2006
Alberto Osorio
*	Director	May 17, 2006
Eugenio Clariond Reyes-Retana
*	Director	May 17, 2006
Claudio X. González
*	Director	May 17, 2006
Robert L. Knauss
*	Director	May 17, 2006
Emilio Carrillo Gamboa
*	Director	May 17, 2006
Jaime Serra Puche
*	Director	May 17, 2006
Marc J. Shapiro

EXHIBIT INDEX

Exhibit No.	Description

(g)	First Amended and Restated Investment Advisory and Management Agreement, dated as of March 8, 2006.

(j)(1)	Custody Agreement, dated as of March 14, 2006.

(k)(1)	Amended and Restated Administrative Services Agreement, dated as of March 8, 2006.

(k)(4)	Dechert Service Agreement, dated as of March 8, 2006.

(n)(3)	Power of Attorney

(r)	Code of Ethics, amended as of March 8, 2006.